As filed with the Securities and Exchange Commission on July 3, 2007

Registration No. 333-59198

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tech Data Corporation

(Exact Name of Registrant as Specified in Its Charter)

Florida	59-1578329
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5350 Tech Data Drive

Clearwater, Florida 33760

(Address of Registrant’s Principal Executive Offices)

2000 Non-Qualified Stock Option Plan of Tech Data Corporation

Amended and Restated 2000 Equity Incentive Plan of Tech Data Corporation

(Full Title of the Plan(s))

Jeffery P. Howells

Executive Vice President and Chief Financial Officer

5350 Tech Data Drive

Clearwater, Florida 33760

727-539-7429

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

6,000,000 shares of common stock, par value $.0015 per share (the “Common Stock”), were registered on the Registration Statement on Form S-8 (No. 333-59198) (the “2001 Registration Statement”) filed by Tech Data Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on April 19, 2001 to be sold under the 2000 Non-Qualified Stock Option Plan of Tech Data Corporation (the “Option Plan”) and the 2000 Equity Incentive Plan of Tech Data Corporation (the “Equity Incentive Plan”), together with an indeterminate number of shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Option Plan and the Equity Incentive Plan as the result of a stock split, stock dividend or similar adjustment of the Common Stock. The Registrant is filing this Post-Effective Amendment to provide that 3,000,000 of the shares of Common Stock initially registered on the 2001 Registration Statement have been or will be offered and sold under the Option Plan and 3,000,000 of the shares of Common Stock initially registered on the 2001 Registration Statement have been or will be offered and sold under the Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Clearwater, state of Florida, on this 3rd day of July, 2007.

TECH DATA CORPORATION

/s/ Joseph B. Trepani
By:	Joseph B. Trepani, Senior Vice President and Corporate Controller

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on 3rd day of July, 2007.

Signature	Title

/s/ Steven A. Raymund Steven A. Raymund	Chairman of the Board of Directors

/s/ Robert M. Dutkowsky Robert M. Dutkowsky	Chief Executive Officer, Director

/s/ Jeffery P. Howells Jeffery P. Howells	Executive Vice President and Chief Financial Officer; Director (principal financial officer)

/s/ Joseph B. Trepani Joseph B. Trepani	Senior Vice President and Corporate Controller (principal accounting officer)

/s/ Charles E. Adair Charles E. Adair	Director

/s/ Maximilian Ardelt Maximilian Ardelt	Director

/s/ Kathy Misunas Kathy Misunas	Director

/s/ David M. Upton David M. Upton	Director

/s/ John Y. Williams John Y. Williams	Director

/s/ Thomas I. Morgan Thomas I. Morgan	Director